Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Francie Nagy, Investor Relations (212) 515-4625

GateHouse Media to Acquire Directories Business

Fairport, New York. January 29, 2007 - GateHouse Media, Inc. (NYSE: GHS) announced today it has signed a definitive share purchase agreement to acquire all of the issued and outstanding capital stock of SureWest Directories from SureWest Communications for a purchase price of $110.0 million, including $3.5 million of working capital, for a net purchase price of $106.5 million. The transaction has been structured with a 338h(10) election by the seller. SureWest Directories is engaged in the business of publishing yellow page and white page directories in the Sacramento, California area and internet yellow pages through the www.sacramento.com website. GateHouse will become the publisher of the official directory of SureWest Telephone. The transaction is expected to close by the end of the first quarter and is subject to governmental and customary closing conditions.

“We are excited about the addition of SureWest Directories to GateHouse’s portfolio of local media assets,” said Mike Reed, CEO of GateHouse Media, Inc. “This is a superb local content and advertising business with an attractive future, especially given its presence in the high growth Sacramento market. The acquisition fits extremely well within GateHouse’s strategy and demonstrates our ability to expand our platform into local media businesses that have strong and stable cash flow which is accretive to our shareholders. We look forward to working with SureWest Directories’ management and to welcoming the entire SureWest Directories team into the GateHouse family.”

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. GateHouse Media currently owns over 430 community publications located in 18 states across the country, and more than 230 related websites reaching approximately 9 million people on a weekly basis. GateHouse Media is traded on the New York Stock Exchange under the symbol “GHS.”

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to GateHouse Media’s growth and potential. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park; Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631

to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, our limited operating history on a combined basis, our ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of our indebtedness and long-term obligations on our liquidity, our ability to effectively manage our growth, unforeseen costs associated with the acquisition of new properties, competition for the acquisition of strategic assets, our ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting our revenues and operating results, any declines in circulation, our ability to obtain additional capital on terms acceptable to us, our vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of our key officers, increases in market interest rates, environmental contamination or employee safety and health issues at any of our facilities, failure to comply with existing environmental laws, an adverse determination or resolution in any complaints filed against us, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse Media’s SEC reports, including its final Prospectus filed with the SEC pursuant to Rule 424(b) on October 24, 2006. When considering forward- looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC

350 WillowBrook Office Park; Fairport, New York 14450

Phone 585-598-0030 Fax 585-248-2631